UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2020

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38289	26-1119726
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)
Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange ("NYSE")

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    As part of the Avaya Holdings Corp. (the “Company”) Board of Directors’ ongoing commitment to compensation best practices and further aligning executive compensation with the interests of the Company’s stockholders, James M. Chirico, Jr., President and Chief Executive Officer of the Company, requested that his Executive Employment Agreement, dated November 13, 2017, be amended to (1) remove the so-called “golden parachute” excise tax gross-up provision and (2) reduce his target opportunity from 200% of base salary to 150% of base salary. Under the amended agreement, dated January 3, 2020, Mr. Chirico may not earn a bonus of more than 300% of his base salary at maximum level of performance in respect of any 12 month period.

The amendment described above is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference, and the foregoing summary of the amendment is qualified in its entirety by reference to Exhibit 5.02.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Exhibit Name
10.1	Amendment No. 1 to Executive Employment Agreement, dated January 3, 2020, between James M. Chirico, Jr. and Avaya Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: January 6, 2020	By:	/s/ Shefali Shah
	Name:	Shefali Shah
	Title:	Executive Vice President and Chief Administrative Officer